Exhibit 16.1

November 11, 2004




Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:      American Construction Company
         File No. 333-105903

We have read the statements that we understand American Construction Company will include under Item 4 of the Form 9-K report it will file regarding the recent change of auditors. We agree with such statements regarding our firm.

Very truly yours,


 /s/   Kabani & company, Inc.
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Kabani & company, Inc.